UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

11 West 42nd Street, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 827-8000
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 1, 2008, the Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Company”) adopted the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “ New Stock Plan”) and directed that it be submitted to the stockholders of the Company for approval at the 2008 Annual Meeting of Stockholders. The New Stock Plan became effective on May 20, 2008 when it was approved by the stockholders at the 2008 Annual Meeting of Stockholders.
     The New Stock Plan replaces the Martha Stewart Living Omnimedia, Inc. Amended and Restated 1999 Employee Stock Incentive Plan and the Martha Stewart Living Omnimedia, Inc. Amended and Restated Non-Employee Director Stock and Option Compensation Plan (collectively, the “Prior Plans”) and no new awards will now be granted under the Prior Plans. The New Stock Plan authorizes the issuance of up to 10 million shares of the Company’s Class A Common Stock (subject to adjustment as described in the New Stock Plan) in the form of stock options, restricted stock, restricted stock units and stock appreciation rights. Employees (including executive officers), directors (including non-employee directors) and consultants of the Company and of any parent, subsidiary or affiliate of the Company are eligible to participate.
     The Compensation Committee or a separate committee of the directors of the Company appointed by the Board of Directors will generally administer the New Stock Plan, although only the full Board of Directors will administer the New Stock Plan with respect to all awards granted to non-employee directors. The New Stock Plan administrator has the authority to determine the terms of the awards, including vesting conditions and performance goals, and, in the case of stock options and stock appreciation rights, the exercise price. The exercise price of a stock option or stock appreciation right granted under the New Stock Plan must be at least 100% of the fair market value of a share on the date of grant (110% for an incentive stock option granted to a stockholder who owns more than 10% of the outstanding shares in the Company, its parent or any of its subsidiaries). The term of an option may not exceed 10 years. Repricing of stock options is prohibited unless stockholder approval is obtained.
     In the event of a change in control of the Company as defined in the New Stock Plan, the vesting of all awards outstanding upon the consummation of the change in control will accelerate such that all awards will be fully vested on such date, except as otherwise provided in an applicable award agreement. Otherwise, except as provided in an applicable award agreement, the New Stock Plan administrator may provide for the assumption of outstanding awards, the substitution of outstanding awards with substantially the same terms by the surviving corporation or its parent or the continuation of outstanding awards by the Company.

     The Board of Directors may amend the New Stock Plan at any time, subject to any required stockholder approval and it may terminate the New Stock Plan at any time. The New Stock Plan will terminate on March 31, 2018 unless re-adopted or extended by the Company’s stockholders prior to or on that date.
     The foregoing description of the New Stock Plan is qualified in its entirely by reference to the New Stock Plan, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1	Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan

99.2	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Stock Option Agreement and forms of related Notices

99.3	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Restricted Stock Unit Agreement

99.4	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Restricted Stock Grant Agreement

99.5	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Stock Appreciation Right Agreement and form of related Notice

99.6	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Stock Grant Agreement and form of related Acknowledgement

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Dated: May 21, 2008	By:	/s/ Gregory E. Barton
Gregory E. Barton
General Counsel and Secretary

Exhibit Index
99.1	Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan

99.2	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Stock Option Agreement and forms of related Notices

99.3	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Restricted Stock Unit Agreement

99.4	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Restricted Stock Grant Agreement

99.5	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Stock Appreciation Right Agreement and form of related Notice

99.6	Form of Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan Stock Grant Agreement and form of related Acknowledgement